 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2011

Letter from the CEOs                                                                                                                                               As of August 29, 2011

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the second quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2011, Fund Eleven was in its operating period.  As of June 30th, we had invested in $796,316,9731 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio2 for the six months ended June 30, 2011 was 219.58%, which is primarily related to proceeds collected in connection with the sale of the container vessels, the M/V ZIM Hong Kong and the M/V ZIM Israel, and the sale of telecommunications equipment previously on lease to Global Crossing Telecommunications, Inc. (“Global Crossing”).  As of June 30th, Fund Eleven maintained a leverage ratio of .28:13.  Fund Eleven collected 95.88%4 of all scheduled receivables due for the second quarter of 2011, with the uncollected receivables primarily relating to the auto parts manufacturing equipment on lease to the Heuliez Group.

During the second quarter of 2011, two leases for various innovative telecommunications voice transport systems and high capacity conferencing servers expired. The equipment was subject to leases with Global Crossing, an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  On July 1, 2011, the equipment was sold to Global Crossing for approximately $406,000 and $677,000.  We received gross cash-on-cash returns of approximately 128% and 127% in rental and sale proceeds related to these investments.

Fund Eleven is fully invested; therefore, we did not make any new investments during the second quarter of 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
3	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
4
Collections as of July 19, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Eleven, LLC

Second Quarter 2011 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the second quarter of 2011, we were in our operating period, during which time we continued to manage our investments.  Cash generated from these investments is used to make distributions to our members.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transaction

•
On July 1, 2011, at the expiration of the leases and in accordance with their terms, we, through our wholly-owned subsidiary, sold telecommunications equipment subject to two leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for approximately $406,000 and $677,000.  We received gross cash-on-cash returns of approximately 128% and 127% in rental and sale proceeds related to these investments.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2011, our portfolio consisted primarily of the following investments.

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through our wholly-owned subsidiaries, entered into an eighty-four month lease financing arrangement with Teal Jones totaling approximately $36,000,000 that is scheduled to expire in November 2013.

•
Four promissory notes (the “Notes”) that are secured by an underlying pool of leases for point of sale equipment. The Notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $11,051,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

•
A 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
A 6.33% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC, MW Crow, Inc., MW Scott, Inc. (“Scott”), AMI Manchester, LLC (“AMI”), Gallant Steel, Inc., and MW General, Inc. (“General”).  We originally acquired the equipment subject to leases with Scott, AMI, and General for the purchase prices of $600,000, $1,700,000, and $400,000, respectively.  The leases expire at various times through December 31, 2013.

•
Telecommunications equipment subject to four thirty-six month leases with Global Crossing which expire at various times through September 2011.  The aggregate purchase price of the equipment was approximately $4,000,000.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $12,000,000.  On June 30, 2010, the administrator for the “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code, sold Heuliez to Baelen Gaillard Industries (“BGI”).  We have agreed with BGI to restructure the leases so that we can recover on this investment, and, effective October 5, 2010, we amended our lease with Heuliez to restructure the lease payment obligations and extend the base terms of the leases through December 31, 2014.

•
Two Aframax product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that were purchased for the aggregate amount of approximately $88,000,000.  The purchase price was comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The Senang Spirit and the Sebarok Spirit are subject to sixty month bareboat charters with an affiliate of Teekay Corporation that expire in April 2012.

•
A 45% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $8,795,000, of which we paid approximately $3,958,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR. In addition, we, through our wholly-owned subsidiary, own semiconductor manufacturing equipment that was purchased for approximately $6,348,000.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including our lessors. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  At this time, it is not possible to determine our ability to collect the amounts due under our leases from EAR’s principals.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a Commercial Loan Agreement (the “Loan Agreement”) with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $5,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien, as defined in the Loan Agreement.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At June 30, 2011, there were no obligations outstanding under the Facility.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in May 2010, our Manager suspended its collection of management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $36,631 and $73,263 for the three and six months ended June 30, 2011, respectively.  Additionally, our Manager’s interest in our net income was $19,209 and $157,558 for the three and six months ended June 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Management fees (1) (2)	$-	$186,728	$-	$541,090
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (1)	413,086	507,171	671,095	844,995
			$413,086	$693,899	$671,095	$1,386,085

(1) Charged directly to operations.
(2) The Manager suspended the collection of management fees in the amount of $333,599 and $646,575 during the three and six months ended June 30, 2011, respectively. The Manager suspended the collection of a portion of its management fees in the amount of $308,328 and $492,689 during the three and six months ended June 30, 2010, respectively.

At June 30, 2011, we had a payable of $167,675 due to our Manager and its affiliates primarily relating to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$9,115,548	$4,621,512
Current portion of notes receivable	5,213,028	1,520,408
Current portion of net investment in finance leases	2,130,692	4,795,901
Assets held for sale, net	674,866	16,004,231
Other current assets	274,780	1,740,901

Total current assets	17,408,914	28,682,953

Non-current assets:
Notes receivable, less current portion	13,229,153	6,691,681
Mortgage notes receivable	12,722,006	12,722,006
Net investment in finance leases, less current portion	14,023,188	14,705,170
Leased equipment at cost (less accumulated depreciation of
$34,261,434 and $29,762,549, respectively)	75,088,527	79,587,412
Investments in joint ventures	1,700,560	5,749,598
Deferred income taxes, net	1,106,113	1,026,931
Other non-current assets, net	3,266,197	9,048,190

Total non-current assets	121,135,744	129,530,988

Total Assets	$138,544,658	$158,213,941

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$27,256,797	$14,371,257
Revolving line of credit, recourse	-	1,450,000
Derivative instruments	964,109	1,694,776
Due to Manager and affiliates	167,675	286,590
Deferred revenue, accrued expenses and other liabilities	1,495,523	2,038,100

Total current liabilities	29,884,104	19,840,723

Non-current liabilities:
Non-recourse long-term debt, less current portion	-	38,163,700

Total Liabilities	29,884,104	58,004,423

Commitments and contingencies

Equity:
Members' Equity:
Additional members	108,060,839	99,715,745
Manager	(2,136,439)	(2,220,734)
Accumulated other comprehensive loss	(774,203)	(1,739,624)

Total Members' Equity	105,150,197	95,755,387

Noncontrolling Interests	3,510,357	4,454,131

Total Equity	108,660,554	100,209,518

Total Liabilities and Equity	$138,544,658	$158,213,941

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Finance income	$1,876,717	$1,403,854	$3,699,304	$3,169,109
Rental income	4,328,461	9,169,223	9,307,745	18,612,659
Time charter revenue	-	2,801,002	-	5,711,479
Loss from investments in joint ventures	(21,295)	(462,937)	(19,463)	(144,352)
Loss on assets held for sale	-	(120,168)	-	(120,168)
Net loss on lease termination	-	(218,890)	-	(218,890)
Net gain on sales of leased equipment	-	-	11,411,941	-

Total revenue	6,183,883	12,572,084	24,399,527	27,009,837

Expenses:
Management fees - Manager	-	186,728	-	541,090
Administrative expense reimbursements - Manager	413,086	507,171	671,095	844,995
General and administrative	756,866	975,159	1,525,562	1,612,002
Vessel operating expense	-	3,580,958	-	6,618,058
Depreciation and amortization	2,303,690	10,250,311	4,609,887	20,722,756
Interest	593,528	1,964,220	1,287,704	4,076,807
Impairment loss	17,780	517,432	17,780	517,432
Gain on financial instruments	(129,754)	(1,018,495)	(284,155)	(1,592,566)
Loss on guaranty	-	1,355,738	-	1,355,738

Total expenses	3,955,196	18,319,222	7,827,873	34,696,312

Income (loss) before income taxes	2,228,687	(5,747,138)	16,571,654	(7,686,475)

Provision for income taxes	(160,897)	(103,900)	(159,011)	(105,239)

Net income (loss)	2,067,790	(5,851,038)	16,412,643	(7,791,714)

Less: Net income attributable to noncontrolling interests	146,904	167,773	656,875	395,118

Net income (loss) attributable to Fund Eleven	$1,920,886	$(6,018,811)	$15,755,768	$(8,186,832)

Net income (loss) attributable to Fund Eleven allocable to:
Additional Members	$1,901,677	$(5,958,623)	$15,598,210	$(8,104,964)
Manager	19,209	(60,188)	157,558	(81,868)

	$1,920,886	$(6,018,811)	$15,755,768	$(8,186,832)

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,654	362,656	362,695

Net income (loss) attributable to Fund Eleven per weighted
average additional share of limited liability company interests outstanding	$5.24	$(16.43)	$43.01	$(22.35)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive (Loss) Income	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	362,656	$99,715,745	$(2,220,734)	$(1,739,624)	$95,755,387	$4,454,131	$100,209,518

Comprehensive income:
Net income	-	13,696,533	138,349	-	13,834,882	509,971	14,344,853
Change in valuation of derivative instruments	-	-	-	317,715	317,715	-	317,715
Currency translation adjustments	-	-	-	309,859	309,859	-	309,859
Total comprehensive income	-	-	-	627,574	14,462,456	509,971	14,972,427
Cash distributions	-	(3,626,558)	(36,632)	-	(3,663,190)	(1,266,075)	(4,929,265)

Balance, March 31, 2011 (unaudited)	362,656	109,785,720	(2,119,017)	(1,112,050)	106,554,653	3,698,027	110,252,680

Comprehensive income:
Net income	-	1,901,677	19,209	-	1,920,886	146,904	2,067,790
Change in valuation of derivative instruments	-	-	-	272,344	272,344	-	272,344
Currency translation adjustments	-	-	-	65,503	65,503	-	65,503
Total comprehensive income	-	-	-	337,847	2,258,733	146,904	2,405,637
Cash distributions	-	(3,626,558)	(36,631)	-	(3,663,189)	(334,574)	(3,997,763)

Balance, June 30, 2011 (unaudited)	362,656	$108,060,839	$(2,136,439)	$(774,203)	$105,150,197	$3,510,357	$108,660,554

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$16,412,643	$(7,791,714)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Finance income	(801,036)	(973,539)
Rental income paid directly to lenders by lessees	(6,052,000)	(6,052,000)
Income from investments in joint ventures	19,463	144,352
Net gain on sales of leased equipment	(11,411,941)	-
Loss on assets held for sale	-	120,168
Net loss on lease termination	-	218,890
Depreciation and amortization	4,609,887	20,722,756
Impairment loss	17,780	517,432
Amortization of deferred time charter expense	57,711	466,331
Interest expense on non-recourse financing paid directly to lenders by lessees	1,088,751	1,766,499
Interest expense from amortization of debt financing costs	-	146,034
Gain on financial instruments	(284,155)	(1,592,566)
Loss on guaranty	-	1,355,738
Deferred tax (benefit) provision	(55,069)	93,129
Changes in operating assets and liabilities:
Collection of finance leases	3,120,604	4,457,065
Accounts receivable	(1,695)	8,020
Other assets, net	(852,154)	(9,074,704)
Payables, deferred revenue and other current liabilities	(1,048,817)	(1,997,055)
Due to/from Manager and affiliates	(107,516)	(137,181)
Distributions from joint ventures	14,786	573,503

Net cash provided by operating activities	4,727,242	2,971,158

Cash flows from investing activities:
Proceeds from sales of leased equipment	24,911,474	217,600
Repayments of notes receivable	1,443,498	7,579,899
Distributions received from joint ventures in excess of profits	425,861	2,158,828
Other assets	(9,238)	(517)

Net cash provided by investing activities	26,771,595	9,955,810

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(16,635,200)	(1,147,500)
Repayments of revolving line of credit, recourse	(1,450,000)	(2,260,000)
Repurchase of additional shares of limited liability company interests	-	(333,216)
Cash distributions to members	(7,326,379)	(16,671,731)
Distributions to noncontrolling interests	(1,600,649)	(1,766,058)

Net cash used in financing activities	(27,012,228)	(22,178,505)

Effects of exchange rates on cash and cash equivalents	7,427	11,760

Net increase (decrease) in cash and cash equivalents	4,494,036	(9,239,777)
Cash and cash equivalents, beginning of period	4,621,512	18,615,323

Cash and cash equivalents, end of period	$9,115,548	$9,375,546

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$159,468	$1,743,199

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$6,052,000	$6,052,000

Exchange of noncontrolling interest in a joint venture for
notes receivable	$3,588,928	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.